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     As filed with the Securities and Exchange Commission on April 14, 1997
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              ____________________

                         AMERICAN CARD TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                         06-1403123
       (State of incorporation                               (I.R.S. employer
           or organization)                                 identification no.)

        1355 Terrell Mill Road
       Building 1462, Suite 200
          Marietta, Georgia                                        30067
(Address of principal executive offices)                         (zip code)

                              ____________________


        Securities to be registered pursuant to Section 12(b) of the Act:

                                                           Name of each exchange
         Title of each class                                on which each class
         to be so registered                                is to be registered
         -------------------                                -------------------

                None                                                None

                              ____________________



         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

                              ____________________



        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.001 par value per share
                                (Title of class)

                  Redeemable Warrants to Purchase Common Stock,
                           $0.001 par value per share
                                (Title of class)
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                                Page 1 of 3 pages
                             Exhibit Index on page 2


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Item 1.   Description of the Registrant's Securities to be Registered

          Information with respect to the Common Stock and Redeemable Warrants to purchase Common Stock of the Registrant is incorporated herein by reference to the section captioned "Description of Securities" in the Registration Statement on Form SB-2 (No. 333-21013) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on February 3, 1997.

Item 2.   Exhibits

Exhibit
  No.       Description


 1(a)       --    Specimen certificate for Registrant's Common Stock.

  (b)       --    Form of Public Warrant Certificate.

 2(a)       --    First Amended and Restated Certificate of Incorporation of the
                  Registrant.*

  (b)       --    Amended and Restated By-laws of the Registrant.

________________
* Filed as an exhibit to Registrant's Form SB-2 Registration Statement (No. 333-21013) filed with the Securities and Exchange Commission on February 3, 1997 and incorporated herein by reference.

                                       2

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                                    SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            AMERICAN CARD TECHNOLOGY, INC.



                                            By: /s/ Raymond Findley, Jr.
                                                --------------------------------
                                                Raymond Findley, Jr.
                                                President

Date:  April 14, 1997

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